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                                                                 EXHIBIT 5.1


                                     June 1, 1998


Netscape Communications Corporation
501 East Middlefield Road
Mountain View, California  94043

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Netscape Communications Corporation, a Delaware corporation (the "Registrant"or "you"), with the Securities and Exchange Commission on or about June 1, 1998, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,150,000 shares of your Common Stock, $.0001 par value (the "Shares"), reserved for issuance pursuant to the Registrant's 1995 Director Option Plan, 1995 Employee Stock Purchase Plan, and 1998 Stock Option Plan (collectively, the "Plans"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Plans. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Registrant's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

          It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                        Very truly yours,

                                        /s/ Wilson Sonsini Goodrich & Rosati

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation